Exhibit 21.1

Subsidiaries of Power Solutions International, Inc.

The W Group, Inc.

A Delaware Corporation

Power Solutions, Inc.

An Illinois Corporation

Power Great Lakes, Inc.

An Illinois Corporation

Auto Manufacturing, Inc.

An Illinois Corporation

Torque Power Source Parts, Inc.

An Illinois Corporation

Power Properties, L.L.C.

An Illinois Limited Liability Company

Power Production, Inc.

An Illinois Corporation

Power Global Solutions, Inc.

An Illinois Corporation

PSI International, LLC

An Illinois Limited Liability Company

XISYNC LLC

An Illinois Limited Liability Company